Exhibit 99.1

NEWS
RELEASE

For further information contact:
Santo P. Pasqualucci
President & CEO
(508) 548-3500

FOR IMMEDIATE RELEASE
---------------------
July 25, 2003

               FALMOUTH BANCORP, INC. EARNINGS RESULTS FOR THE
                 QUARTER AND NINE MONTHS ENDED JUNE 30, 2003

      Falmouth, Massachusetts, July 25, 2003, - Falmouth Bancorp, Inc. (AMEX: FCB) (the Company), a Delaware corporation, the holding company for Falmouth Bank (the "Bank"), announced today the Company's results of operations for the third quarter ended June 30, 2003. For the three months ended June 30, 2003, the Company reported net income of $569,000, as compared to net income of $428,000 for the three months ended June 30, 2002.
 For the nine months ended June 30, 2003, the Company reported net income of $372,000 as compared to net income of $1,286,000 for the nine months ended June 30, 2002. The decrease was primarily due to recently enacted legislation by the Commonwealth of Massachusetts eliminating, retroactively to 1999, the 95% state income tax dividend exclusion previously allowed for the transfer of income from the Bank's real estate investment trust subsidiary to the Bank. Additionally, the Bank realized losses on investment securities of $457,000 over the past nine months. After close analysis and other tax considerations, management chose to divest itself of selected investment securities. The Company's basic earnings per share after extraordinary items increased to $0.65 for the three months ended June 30, 2003, from $0.49 for the three months ended June 30, 2002, an increase of $0.16. Diluted earnings per share after extraordinary items increased to $0.62 from $0.46 for the same period of the previous year, an increase of $0.16.

      The Company's total assets increased by $9.4 million or 6.11% for the nine months ended June 30, 2003, from $154.5 million at September 30, 2002 to $163.9 million at June 30, 2003. Total deposits increased $9.7 million or 7.35%, from $131.7 million at September 30, 2002 to $141.4 million at June 30, 2003. This increase was due, in part to seasonal deposits in NOW accounts and regular savings accounts during the period. Total net loans were $83.8 million or 59.3% of total deposits at June 30, 2003, as compared to $95.0 million or 72.1% of total deposits at September 30, 2002, representing a decrease of $11.2 million for the period. This decrease was due, in part, to the large number of 1-4 family mortgages that were re-written, due to lower market rates, and then sold by the Bank on the secondary market with the loan servicing retained. Investment securities were $65.3 million or 39.8% of total assets at June 30, 2003, as compared to $47.7 million or 30.8% of total assets at September 30, 2002. Investment securities increased $17.7 million or 37.0% due, in part, to the reinvestment of cash flows generated from loan payoffs and sold loans into short-term securities.

      Net Income. The Company's net gain, after an extraordinary item, for the three months ended June 30, 2003 was $569,000, as compared to net income of $428,000 for the three months ended June 30, 2002. The increase in net income of $141,000 was due, in part, to a decrease in interest and dividend income of $603,000 that was offset, in part, by a decrease in interest expense of $220,000. Other key factors include the reduction of $295,000 of a one-time charge to earnings of $572,000 (classified as an extraordinary item on the March 31, 2003 consolidated statements of income) that is related to a dispute and subsequent settlement between the Bank and the Commonwealth of Massachusetts concerning the tax treatment of dividends received of the Bank's real estate investment trust subsidiary; an increase in total other expenses of $227,000 and a decrease in income taxes of $148,000. The annualized return on average assets (ROA) for the three months ended June 30, 2003 was 1.43%, an increase of 30 basis points, as compared to 1.13% for the same period in the prior year. The annualized return on average equity (ROE) for the three months ended June 30, 2003 was 13.27%, as compared to 10.20% for the same period of the previous year. Interest and dividend income decreased, primarily as the result of low interest rates, loan payoffs, and loan sales during the period. The decrease in interest expense was primarily due to a reduction in the general level of interest rates while total deposits rose slightly.

      Interest and Dividend Income. Total interest and dividend income for the three months ended June 30, 2003 was $1.6 million, a decrease of $603,000, as compared to $2.2 million for the three-month period ended June 30, 2002. The decrease was attributed to a decrease in interest and fees on loans of $592,000, which was the result of generally lower interest rates on loans held for investment, offset by a decrease in interest and dividends on debt securities of $17,000 and an increase in other interest of $8,000.

      Other Income. Total other income for the three-month period ended June 30, 2003 was $412,000, as compared to $135,000 for the three months ended June 30, 2002. The $277,000 increase was primarily the result of an increase in net gains on mortgages sold of $165,000, an increase in services charges on deposit accounts of $10,000, an increase in loan servicing fee income of $23,000 an increase in other income of $10,000, and a reduction in realized losses on investments securities of $69,000.

      Operating Expenses. Total operating expenses for the three months ended June 30, 2003 were $1.1 million, as compared to $873,000 for the three months ended June 30, 2002. The $227,000 increase was primarily due to the combination of an increase in salaries and employee benefits of $18,000, an increase in occupancy expense of $4,000, an increase in equipment expense of $4,000, an increase in Directors' fees of $7,000, an increase in data processing expense of $7,000, and an increase in other expenses of $207,000, combined with a decrease in legal and professional costs of $21,000. The increase in other expenses was primarily the result of the amortization and impairment of mortgage-servicing rights due to the large number of loans service for others that have been re-financed and the general market for mortgage servicing rights. The annualized ratio of operating expenses to average total assets for the three months ended June

30, 2003 was 2.75%, as compared to 2.31% for the three-month period ended June 30, 2002, an increase of 44 basis points.

      The Company's net income, after an extraordinary item, for the nine months ended June 30, 2003 was $372,000 as compared to net income of $1,286,000 at June 30, 2002. The decrease in net income of $914,000 was due, in part, to a decrease in interest and dividend income of $1,460,000 that was offset, in part, by a decrease in interest expense of $708,000. Other key factors included a one-time charge to earnings of $277,000, classified as an extraordinary item on the consolidated statements of income, that was the result of tax legislation recently enacted by the Commonwealth of Massachusetts related to the Company's real estate investment trust subsidiary; an increase in total other income of $213,000, an increase in total other expenses of $534,00 and a decrease in income taxes of $326,000. The Bank made no allocation to its allowance for loan loss account for the nine months ended June 30, 2003 compared to $110,000 for nine months period ended June 30, 2002. The loan loss provision was decreased due to the reduction in the Bank's loan portfolio due to the sale of loans. It had been increased in the previous year to better align the reserve with the size and risk associated with the portfolio at that time.
At June 30, 2003, the Bank had no loans 90 days or more delinquent. The Bank's allowance for loan losses was 1.11% of total loans at June 30, 2003.
 The annualized return on average assets (ROA) for the nine months ended
June 30, 2003 was 0.31%, as compared to 1.15% for the same period in the prior year. The annualized return on average equity (ROE) for the nine months ended June 30, 2003 was 2.90%, as compared to 10.09% for the nine months ended June 30, 2002.

      Falmouth Bancorp, Inc. is a publicly owned bank holding company and the parent corporation of Falmouth Co-operative Bank, a Massachusetts chartered stock co-operative bank offering traditional retail and commercial financial products and services. At June 30, 2003, the Bank had total assets of $163.9 million and deposits of $141.4 million. The Bank conducts business through its main office located at 20 Davis Straits, Falmouth, Massachusetts 02540, and its two branch locations in North and East Falmouth. The telephone number is (508) 548-3500.

Forward Looking Statements
--------------------------

      This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the Company and the Bank that are subject to various factors which could cause actual results to differ materially from
these estimates.   These factors include, but are not limited to: general
and local economic conditions; changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.


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                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                    -------------------------------------

                    June 30, 2003 and September 30, 2002
                    ------------------------------------

                                                             June 30,        September 30,
                                                               2003              2002
                                                             --------        -------------
                                                            (unaudited)

ASSETS
Cash, due from banks, and interest bearing deposits        $  6,128,166      $  2,916,804
Federal funds sold                                            3,931,558         4,505,780
                                                           ------------      ------------
      Total cash and cash equivalents                        10,059,724         7,422,584
Investments in available-for-sale securities (at
 fair value)                                                 34,052,054        18,712,954
Investments in held-to-maturity securities (fair
 values of $30,397,848 as of June 30, 2003 and
 $28,034,474 as of September 30, 2002)                       30,375,569        28,060,267
Federal Home Loan Bank stock, at cost                           878,000           878,000
Loans, net                                                   83,832,032        95,009,955
Premises and equipment                                        1,784,722         1,792,016
Accrued interest receivable                                   1,340,733         1,114,924
Cooperative Central Bank Reserve Fund Deposit                   395,395           395,395
Other assets                                                  1,237,521         1,134,907
                                                           ------------      ------------
      Total Assets                                         $163,955,750      $154,521,002
                                                           ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Non-Interest-bearing                                     $ 19,403,451      $ 17,552,180
  Interest-bearing                                          121,996,357       114,164,879
                                                           ------------      ------------
      Total deposits                                        141,399,808       131,717,059
Securities sold under agreements to repurchase                1,246,812           471,872
Federal Home Loan Bank advances                               3,607,146         5,178,175
Other liabilities                                               272,689           761,663
                                                           ------------      ------------
      Total Liabilities                                     146,526,455       138,128,769
                                                           ------------      ------------
Minority preferred stockholders' equity in a
 subsidiary company of Falmouth Bank                             50,500            53,500
                                                           ------------      ------------
Stockholders' equity:
  Preferred stock, par value $.01 per share,
   authorized 500,000 shares; none issued
  Common stock, par value $.01 per share,
   authorized 2,500,000 shares; issued 1,454,750 shares          14,547            14,547
  Paid-in capital                                            14,030,959        13,981,543
  Retained earnings                                          13,755,005        13,735,221
  Unallocated Employee Stock Ownership Plan shares             (235,160)         (301,299)
  Treasury stock (549,108 shares as of June 30, 2003;
   553,971 shares as of September 30, 2002)                  (9,721,792)       (9,807,890)
  Unearned compensation                                        (340,994)         (477,088)
  Accumulated other comprehensive loss                         (123,770)         (806,301)
                                                           ------------      ------------
      Total stockholders' equity                             17,378,795        16,338,733
                                                           ------------      ------------
      Total liabilities and stockholders' equity           $163,955,750      $154,521,002
                                                           ============      ============


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                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------

                                 (unaudited)

                                                       Three Months Ended               Nine Months Ended
                                                   --------------------------      --------------------------
                                                    June 30,        June 30,        June 30,        June 30,
                                                      2003            2002            2003            2002
                                                    --------        --------        --------        --------

Interest and dividend income:
  Interest and fees on loans                       $1,269,363      $1,860,975      $4,086,068      $5,779,848
  Interest and dividends on securities:
    Taxable                                           300,894         318,263         950,528         723,753
    Dividends on marketable equity securities          16,819          19,209          58,109          61,931
  Dividends on Cooperative Bank Investment
   and Liquidity Funds                                      -               -               -             551
  Other interest                                       37,531          29,302         101,452          90,541
                                                   ----------      ----------      ----------      ----------
      Total interest and dividend income            1,624,607       2,227,749       5,196,157       6,656,624
                                                   ----------      ----------      ----------      ----------
Interest expense:
  Interest on deposits                                500,461         714,616       1,714,925       2,378,554
  Interest on securities sold under agreement
   to repurchase                                        4,125             857           9,334           4,256
  Interest on Federal Home Loan Bank advances          53,819          62,799         177,916         227,337
                                                   ----------      ----------      ----------      ----------
      Total interest expense                          558,405         778,272       1,902,175       2,610,147
                                                   ----------      ----------      ----------      ----------
      Net interest and dividend income              1,066,202       1,449,477       3,293,982       4,046,477
  Provision for loan losses                                 -          30,000               -         110,000
                                                   ----------      ----------      ----------      ----------
      Net interest income after provision for
       loan losses                                  1,066,202       1,419,477       3,293,982       3,936,477
                                                   ----------      ----------      ----------      ----------
Other income:
  Service charges on deposit accounts                  53,664          43,450         147,308         136,221
  Securities gains (losses), net                       (1,211)        (70,020)       (456,703)        (52,958)
  Net gains on sales of loans                         243,531          78,560         855,304         338,086
  Loan servicing fees                                  40,969          18,320         105,141          42,248
  Other income                                         75,102          64,526         222,547         196,736
                                                   ----------      ----------      ----------      ----------
      Total other income                              412,055         134,836         873,597         660,333
                                                   ----------      ----------      ----------      ----------
Other expense:
  Salaries and employee benefits                      453,147         434,746       1,447,633       1,286,498
  Occupancy expense                                    42,033          38,182         127,447         120,363
  Equipment expense                                    48,844          44,706         138,537         144,294
  Data processing expense                             111,270         103,849         309,028         291,562
  Directors' fees                                      24,815          17,900          62,100          52,950
  Legal and professional fees                          34,835          55,559         125,748         150,277
  Other expenses                                      384,889         178,147         887,552         518,102
                                                   ----------      ----------      ----------      ----------
      Total other expenses                          1,099,833         873,089       3,098,045       2,564,046
                                                   ----------      ----------      ----------      ----------
      Income before income taxes                      378,424         681,224       1,069,534       2,032,764
  Income taxes                                        105,295         253,667         420,465         746,292
                                                   ----------      ----------      ----------      ----------
      Net income before extraordinary item            273,129         427,557         649,069       1,286,472
  Extraordinary item (net of tax expense
   of $146,221 for the 3 month period ended
   June 30, 2003 and net of tax benefit of
   $153,799 for the 9 month period ended
   June 30, 2003)                                     295,389               -        (276,959)              -
                                                   ----------      ----------      ----------      ----------
      Net income (loss) after extraordinary item   $  568,518      $  427,557      $  372,110      $1,286,472
                                                   ==========      ==========      ==========      ==========

                   FALMOUTH BANCORP, INC. AND SUBSIDIARIES
                   ---------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 -------------------------------------------
                                 (Continued)

                                 (unaudited)

                                              Three Months Ended            Nine Months Ended
                                            ----------------------      --------------------------
                                            June 30,      June 30,       June 30,        June 30,
                                              2003          2002           2003            2002
                                            --------      --------       --------        --------

Comprehensive income (loss)                 $691,448      $218,728      $1,054,641      $1,114,146
                                            ========      ========      ==========      ==========

Earnings per common share before
 extraordinary item                         $   0.31      $   0.49      $     0.74      $     1.46
Earnings(loss) per common share on
 extraordinary item                              .34             -            (.31)              -
                                            --------      --------      ----------      ----------
Earnings (loss) per common share after
 extraordinary item                         $   0.65      $   0.49      $     0.43      $     1.46
                                            ========      ========      ==========      ==========

Earnings per common share before
 extraordinary item, assuming dilution      $   0.30      $   0.46      $     0.70      $     1.39
Earnings (loss) per common share on
 extraordinary item, assuming dilution           .32             -            (.30)              -
                                            --------      --------      ----------      ----------
Earnings (loss) per common share after
 extraordinary item, assuming dilution      $   0.62      $   0.46      $     0.40      $     1.39
                                            ========      ========      ==========      ==========